UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 3, 2014

MagnaChip Semiconductor Corporation

(Exact name of Registrant as specified in its charter)

Delaware	001-34791	83-0406195
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o MagnaChip Semiconductor S.A., 74, rue de Merl, L-2146 Luxembourg, Grand Duchy of Luxembourg	Not Applicable
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (352) 45-62-62

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously disclosed in the Current Report on Form 8-K of MagnaChip Semiconductor Corporation (the “Company”), filed with the U.S. Securities and Exchange Commission (the “SEC”) on April 4, 2014, the Company was notified by NYSE Regulation, Inc. (“NYSE”) that, as a result of its failure to timely file its Annual Report on Form 10-K for the year ended December 31, 2013 (the “2013 Form 10-K”), the Company is subject to the procedures specified in Section 802.01E (SEC Annual Report Timely Filing Criteria) of the NYSE Listed Company Manual. Pursuant to Section 802.01E, the Company recently made a request to the NYSE that its shares be permitted to continue to trade on the New York Stock Exchange while the Company completes its previously announced restatement of financial statements for prior periods and prepares the 2013 Form 10-K. On October 3, 2014, the NYSE notified the Company that its shares may continue to trade on the NYSE until April 1, 2015, subject to reassessment on an ongoing basis.

The NYSE will continue to closely monitor the Company’s restatement process and timing, and could initiate accelerated trading suspension prior to the end of the six-month trading period extension if that process fails to progress satisfactorily during the extension. In addition, in the event the Company does not complete its 2013 Form 10-K filing with the SEC by April 1, 2015, the NYSE stated that it will move forward with the initiation of suspension and delisting procedures.

The Company issued a press release on October 7, 2014 announcing the New York Stock Exchange continued listing extension, a copy of which is furnished as Exhibit 99.1 hereto.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

99.1	Press release of MagnaChip Semiconductor Corporation dated October 7, 2014 announcing NYSE extension.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAGNACHIP SEMICONDUCTOR CORPORATION

Dated: October 7, 2014	By:	/s/ Theodore Kim
Theodore Kim
Senior Vice President, General Counsel and Secretary

Exhibit Index

Exhibit No.	Description

99.1	Press release of MagnaChip Semiconductor Corporation dated October 7, 2014 announcing NYSE extension.